UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2005

Cirrus Logic, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17795	77-0024818
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2901 Via Fortuna, Austin, Texas		78746
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-851-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On April 28, 2005, Cirrus Logic, Inc. (the "Registrant") issued a press release announcing a settlement and release of all claims between Cirrus Logic, Fujitsu Ltd., Amkor Technology Inc., and Sumitomo Bakelite Co. Ltd., over the alleged failure of certain semiconductor integrated circuits sold by Cirrus Logic to Fujitsu. As part of a broader settlement involving all parties to the matter, Cirrus Logic will receive a payment of $25 million from Fujitsu. This settlement will result in a one-time benefit to the company’s net income. The company anticipates that the payment will be received prior to the end of June 2005.

A copy of the Registrant's press release is being furnished with this Form 8-K as Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Item 8.01 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cirrus Logic, Inc.

April 29, 2005	By:	John T. Kurtzweil

Name: John T. Kurtzweil
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Text of Registrant's Press Release dated April 28, 2005